Exhibit 99.1
Roblox Reports Third Quarter 2023 Financial Results
Strong year over year growth in Daily Active Users, Hours Engaged, Revenue, and Bookings
SAN MATEO, Calif., November 8, 2023 - Roblox Corporation (NYSE: RBLX), a global platform bringing millions of people together through shared experiences, released its third quarter 2023 financial and operational results today. Separately, Roblox posted a letter to shareholders and supplemental materials on the Roblox investor relations website at ir.roblox.com.
Third Quarter 2023 Financial, Operational and Liquidity Highlights
•Revenue was $713.2 million, up 38% year-over-year.
•Bookings were $839.5 million, up 20% year-over-year.
•Net loss attributable to common stockholders was $277.2 million.
•Net cash provided by operating activities was $112.7 million, up 68% year-over-year.
•Average Daily Active Users (“DAUs”) were 70.2 million, up 20% year-over-year.
•Average monthly unique payers were 14.7 million, up 14% year-over-year, and average bookings per monthly unique payer was $19.02, up 5% year-over-year.
•Hours engaged were 16.0 billion, up 20% year-over-year.
•Average bookings per DAU was $11.96, flat year-over-year.
•Net liquidity1 was $2.1 billion, and Covenant Adjusted EBITDA2 was $81.1 million.
“Our strong third quarter results reflect our continued platform innovation and growth across all age groups and geographies. We are executing against our key priorities to enable deeper forms of immersion, communication and Avatar expression on the platform, while investing in artificial intelligence, brands and advertising, to drive future growth,” said David Baszucki, founder and CEO of Roblox.
“We delivered another strong quarter of growth while executing against our financial plan. Bookings growth was particularly strong in western Europe and east Asia. The US and Canada still accounted for the majority of bookings growth in dollar terms among all regions. We also slowed spending growth across most of our major expense categories. As a result, we showed marked improvement in margins compared both to Q2 2023 and Q3 2022,” said Michael Guthrie, chief financial officer of Roblox.
“In addition, we have largely completed our Ashburn, Virginia data center. Capital expenditures in Q3 2023 were $53.2 million, down 60% from $133.4 million in Q3 2022 and down 52% from $110.9 million of capital expenditures in Q2 2023. As a result, free cash flow was $59.5 million in Q3 2023, up from ($67.7) million in Q3 2022 and up from ($95.5) million in Q2 2023. While we continue to invest in innovation, we are now entering a new phase where we can slow the growth in operating expenses and capital expenditures, thereby generating operating leverage and free cash flow,” said Michael Guthrie, chief financial officer of Roblox.
Earnings Q&A Session
Roblox will host a live Q&A session to answer questions regarding their third quarter 2023 results on Wednesday, November 8, 2023 at 5:30 a.m. Pacific Time/8:30 a.m. Eastern Time. The webcast will be open to the public at ir.roblox.com or by clicking here.
1 Net liquidity represents cash, cash equivalents, and short-term and long-term investments, less the carrying value of long-term debt, net.
2 Covenant Adjusted EBITDA is used in certain covenant calculations specified in the indenture governing our senior notes due 2030 and is not calculated in accordance with GAAP and may not conform to the calculation of Adjusted EBITDA by other companies. Covenant Adjusted EBITDA should not be considered as a substitute for a measure of our financial performance or other liquidity measures prepared in accordance with GAAP and is also not indicative of income or loss calculated in accordance with GAAP.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our vision to connect one billion global DAUs, our efforts to improve the Roblox Platform, our immersive advertising efforts, the use of artificial intelligence (“AI”) on our platform, our efforts related to communications products, our economy and product efforts related to creator earnings tools, branding and new partnerships, our business, product, strategy and user growth, our investment strategy, including our opportunities for and expectations of improvements in financial and operating metrics, including operating leverage, free cash flow, operating expenses and capital expenditures, our expectation of successfully executing such strategies and plans, disclosures and future growth rates, benefits from agreements with third-party cloud providers, estimates about our data center capacity, our expectations of future net losses, net cash provided by operating activities, statements by our Chief Executive Officer and Chief Financial Officer, and our expectations on providing guidance in fiscal 2024. These forward-looking statements are made as of the date they were first issued and were based on current plans, expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “expect,” “vision,” “envision,” “evolving,” “drive,” “anticipate,” “intend,” “maintain,” “should,” “believe,” “continue,” “plan,” “goal,” “opportunity,” “estimate,” “predict,” “may,” “will,” “could,” and “would,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including our annual reports on Form 10-K, our quarterly reports on Form 10-Q and other filings and reports we make with the SEC from time to time. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our ability to successfully execute our business and growth strategy; the sufficiency of our cash and cash equivalents to meet our liquidity needs, including the repayment of our senior notes; the demand for our platform in general; our ability to retain and increase our number of users, developers, and creators; the impact of the COVID-19 pandemic and the easing of restrictions related to the COVID-19 pandemic; the impact of inflation and global economic conditions on our operations; the impact of changing legal and regulatory requirements on our business, including the use of verified parental consent; our ability to develop enhancements to our platform, and bring them to market in a timely manner; our ability to develop and protect our brand and build new partnerships; any misuse of user data or other undesirable activity by third parties on our platform; our ability to maintain the security and availability of our platform; our ability to detect and minimize unauthorized use of our platform; the impact of AI on our platform, users, creators and developers; and the impact of requiring remote employees to relocate to our headquarters in the San Francisco Bay Area. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from our expectations is included in the reports we have filed or will file with the SEC, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, we undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

ROBLOX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par values)
(unaudited)

	As of
	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$580,049	$2,977,474
Short-term investments	1,576,293	—
Accounts receivable—net of allowances	285,315	379,353
Prepaid expenses and other current assets	65,004	61,641
Deferred cost of revenue, current portion	462,795	420,136
Total current assets	2,969,456	3,838,604
Long-term investments	959,260	—
Property and equipment—net	709,382	592,346
Operating lease right-of-use assets	662,379	526,030
Deferred cost of revenue, long-term	244,547	225,132
Intangible assets, net	56,794	54,717
Goodwill	141,800	134,335
Other assets	10,512	4,323
Total assets	$5,754,130	$5,375,487
Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$86,781	$71,182
Accrued expenses and other current liabilities	260,395	236,006
Developer exchange liability	239,428	231,704
Deferred revenue—current portion	2,208,531	1,941,943
Total current liabilities	2,795,135	2,480,835
Deferred revenue—net of current portion	1,188,815	1,095,291
Operating lease liabilities	629,756	494,590
Long-term debt, net	1,004,666	988,984
Other long-term liabilities	15,904	10,752
Total liabilities	5,634,276	5,070,452
Stockholders’ equity
Common stock, $0.0001 par value; 5,000,000 authorized as of September 30, 2023 and December 31, 2022, 623,588 and 604,674 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively; Class A common stock—4,935,000 shares authorized as of September 30, 2023 and December 31, 2022, 573,502 and 553,337 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively; Class B common stock—65,000 shares authorized as of September 30, 2023 and December 31, 2022, 50,086 and 51,337 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively
	60	59
Additional paid-in capital	2,878,160	2,213,603
Accumulated other comprehensive income/(loss)	(15,879)	671
Accumulated deficit	(2,736,555)	(1,908,307)
Total Roblox Corporation Stockholders’ equity	125,786	306,026
Noncontrolling interests	(5,932)	(991)
Total Stockholders’ equity	119,854	305,035
Total Liabilities and Stockholders’ equity	$5,754,130	$5,375,487

ROBLOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenue(1)	$713,225	$517,707	$2,049,335	$1,646,048
Cost and expenses:
Cost of revenue(1)(2)	163,581	126,437	477,451	405,226
Developer exchange fees	170,719	151,470	519,002	441,740
Infrastructure and trust & safety	218,968	190,986	655,051	490,576
Research and development	321,613	235,551	912,469	625,070
General and administrative	97,508	81,165	291,279	217,613
Sales and marketing	40,874	32,105	97,957	87,708
Total cost and expenses	1,013,263	817,714	2,953,209	2,267,933
Loss from operations	(300,038)	(300,007)	(903,874)	(621,885)
Interest income	36,442	12,764	102,288	17,206
Interest expense	(10,268)	(10,005)	(30,409)	(29,895)
Other income/(expense), net	(4,262)	(4,302)	(1,425)	(7,732)
Loss before income taxes	(278,126)	(301,550)	(833,420)	(642,306)
Provision for/(benefit from) income taxes	682	352	177	350
Consolidated net loss	(278,808)	(301,902)	(833,597)	(642,656)
Net loss attributable to noncontrolling interests	(1,650)	(4,104)	(5,349)	(8,216)
Net loss attributable to common stockholders	$(277,158)	$(297,798)	$(828,248)	$(634,440)
Net loss per share attributable to common stockholders, basic and diluted	$(0.45)	$(0.50)	$(1.35)	$(1.07)
Weighted-average shares used in computing net loss per share attributable to common stockholders—basic and diluted	619,350	597,779	612,938	593,452
(1)In the first quarter of 2022, we updated our estimated paying user life from 23 months to 25 months, which was subsequently updated again to 28 months in the third quarter of 2022, where it remained through the third quarter of 2023. Based on the carrying amount of deferred revenue and deferred cost of revenue as of June 30, 2022, the third quarter 2022 change in estimated paying user life resulted in a decrease in revenue of $111.0 million and a decrease in cost of revenue of $25.5 million during the three months ended September 30, 2022.
Based on the carrying amount of deferred revenue and deferred cost of revenue as of December 31, 2021, both changes in estimated paying user lives during 2022 resulted in a decrease in revenue of $329.7 million and a decrease in cost of revenue of $76.4 million during the nine months ended September 30, 2022.
(2)Depreciation of servers and infrastructure equipment included in infrastructure and trust & safety.

ROBLOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Consolidated net loss	$(278,808)	$(301,902)	$(833,597)	$(642,656)
Adjustments to reconcile net loss including noncontrolling interests to net cash and cash equivalents provided by operations:
Depreciation and amortization	53,600	34,052	153,611	87,545
Stock-based compensation expense	220,022	161,359	617,288	420,042
Operating lease non-cash expense	26,048	18,815	70,801	49,115
(Accretion)/amortization on marketable securities, net	(20,474)	—	(52,219)	—
Amortization of debt issuance costs	331	318	982	940
Impairment expense, (gain)/loss on investment and other asset sales, and other, net	1,578	(1,515)	7,747	(34)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(29,454)	1,630	93,174	119,948
Accounts payable	2,279	2,304	3,855	(8,331)
Prepaid expenses and other current assets	4,298	(15,681)	(1,861)	(42,604)
Other assets	502	(266)	(6,189)	498
Developer exchange liability	18,880	21,175	7,724	4,461
Accrued expenses and other current liabilities	19,745	2,642	(2,599)	6,982
Other long-term liability	2,685	—	4,971	(579)
Operating lease liabilities	(15,994)	(11,259)	(46,837)	(32,989)
Deferred revenue	130,943	187,991	360,098	336,928
Deferred cost of revenue	(23,477)	(32,519)	(62,074)	(49,189)
Net cash and cash equivalents provided by operating activities	112,704	67,144	314,875	250,077
Cash flows from investing activities:
Acquisition of property and equipment	(53,196)	(133,356)	(255,470)	(268,958)
Payments related to business combination, net of cash acquired	(3,859)	—	(3,859)	(6,165)
Purchases of intangible assets	—	(1,500)	(13,500)	(1,500)
Purchases of investments	(761,151)	—	(3,803,911)	—
Maturities of investments	632,000	—	956,010	—
Sales of investments	117,487	—	346,766	—
Net cash and cash equivalents used in investing activities	(68,719)	(134,856)	(2,773,964)	(276,623)
Cash flows from financing activities:
Proceeds from issuance of common stock	16,209	12,830	47,316	42,706
Payment of withholding taxes related to net share settlement of restricted stock units	—	—	—	(150)
Proceeds from debt issuances	—	—	14,700	—
Payment of debt issuance costs	—	—	—	(154)
Payments related to business combination, after acquisition date	—	(150)	(750)	(150)
Payment of term license related obligations	—	—	—	(420)
Net cash and cash equivalents provided by financing activities	16,209	12,680	61,266	41,832
Effect of exchange rate changes on cash and cash equivalents	(409)	1,064	398	1,921
Net increase/(decrease) in cash and cash equivalents	59,785	(53,968)	(2,397,425)	17,207
Cash and cash equivalents
Beginning of period	520,264	3,075,475	2,977,474	3,004,300
End of period	$580,049	$3,021,507	$580,049	$3,021,507

Use of Non-GAAP Financial Measures
This press release and the accompanying tables contain the non-GAAP financial measure bookings and non-GAAP financial measure free cash flow.
We use this non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial information may be helpful to investors because it provides consistency and comparability with past financial performance.
Bookings is defined as revenue plus the change in deferred revenue during the period and other non-cash adjustments. Substantially all of our bookings are generated from sales of virtual currency, which can be converted to virtual items on the Roblox Platform. Sales of virtual currency reflected as bookings include one-time purchases and monthly subscriptions purchased via payment processors or through prepaid cards. Bookings also include an insignificant amount from advertising and licensing arrangements. We believe bookings provide a timelier indication of trends in our operating results that are not necessarily reflected in our revenue as a result of the fact that we recognize the majority of revenue over the estimated average lifetime of a paying user. The change in deferred revenue constitutes the vast majority of the reconciling difference from revenue to bookings. By removing these non-cash adjustments, we are able to measure and monitor our business performance based on the timing of actual transactions with our users and the cash that is generated from these transactions. Free cash flow represents the net cash provided by operating activities less purchases of property, equipment, and intangible assets acquired through asset acquisitions. We believe that free cash flow is a useful indicator of our unit economics and liquidity that provides information to management and investors about the amount of cash generated from our core operations that, after the purchases of property, equipment, and intangible assets acquired through asset acquisitions, can be used for strategic initiatives.
Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial information as a tool for comparison. As a result, our non-GAAP financial information is presented for supplemental informational purposes only and should not be considered in isolation from, or as a substitute for financial information presented in accordance with GAAP.
Reconciliation tables of the most comparable GAAP financial measure to the non-GAAP financial measure used in this press release are included below. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measures.
The following table presents a reconciliation of revenue, the most directly comparable financial measure calculated in accordance with GAAP, to bookings, for each of the periods presented (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Reconciliation of revenue to bookings:
Revenue	$713,225	$517,707	$2,049,335	$1,646,048
Add (deduct):
Change in deferred revenue	130,957	187,991	360,112	336,928
Other	(4,729)	(3,982)	(15,489)	(10,152)
Bookings	$839,453	$701,716	$2,393,958	$1,972,824

The following table presents a reconciliation of net cash provided by operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to free cash flow, for each of the periods presented (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by operating activities	$112,704	$67,144	$314,875	$250,077
Deduct:
Acquisition of property and equipment	(53,196)	(133,356)	(255,470)	(268,958)
Purchases of intangible assets	—	(1,500)	(13,500)	(1,500)
Free cash flow	$59,508	$(67,712)	$45,905	$(20,381)
Liquidity
Covenant Adjusted EBITDA is used in certain covenant calculations specified in the indenture governing our senior notes due 2030 that is not calculated in accordance with GAAP and may not conform to the calculation of EBITDA or adjusted EBITDA by other companies. Covenant Adjusted EBITDA should not be considered as a substitute for net loss as determined in accordance with GAAP and by other companies. We believe that, when considered together with reported amounts, Covenant Adjusted EBITDA is useful for our investors and management for purposes of analyzing our compliance with certain covenants specified in the indenture governing our senior notes due 2030 and may influence our ability to issue additional debt and enter into certain other transactions in the future. Covenant Adjusted EBITDA should be considered in connection with our condensed consolidated financial statements and results presented in accordance with GAAP. Refer to the Liquidity and Capital Resources of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 for more information.
The following table presents the calculation of Covenant Adjusted EBITDA in accordance with the terms of the indenture governing our senior notes due 2030, for each of the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Calculation of Covenant Adjusted EBITDA:
Consolidated net loss	$(278,808)	$(301,902)	$(833,597)	$(642,656)
Add (deduct):
Interest income	(36,442)	(12,764)	(102,288)	(17,206)
Interest expense	10,268	10,005	30,409	29,895
Other (income)/expense, net	4,262	4,302	1,425	7,732
Provision for/(benefit from) income taxes	682	352	177	350
Depreciation and amortization	53,600	34,052	153,611	87,545
Stock-based compensation expense	220,022	161,359	617,288	420,042
Other non-cash charges(1)	—	—	6,988	—
Change in deferred revenue	130,957	187,991	360,112	336,928
Change in deferred cost of revenue	(23,477)	(32,519)	(62,074)	(49,189)
Covenant Adjusted EBITDA	$81,064	$50,876	$172,051	$173,441
(1)For 2023, “Other non-cash charges” includes impairment expenses related to certain operating lease right-of-use assets and related property and equipment.

About Roblox
Roblox is an immersive platform for connection and communication. Every day, millions of people come to Roblox to create, play, work, learn, and connect with each other in experiences built by our global community of creators. Our vision is to reimagine the way people come together– in a world that's safe, civil, and optimistic. To achieve this vision, we are building an innovative company that, together with the Roblox community, has the ability to strengthen our social fabric and support economic growth for people around the world. For more about Roblox, please visit corp.roblox.com.
CONTACTS
Stefanie Notaney
Roblox Corporate Communications
press@roblox.com
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Source: Roblox Corporation